Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS QUARTERLY REVENUES OF $234.7 MILLION AND RECORD ANNUAL REVENUES OF $811.6 MILLION
Achieves Sequential License Revenue Growth of 58 Percent

•Quarterly total revenues of $234.7 million
•Record total annual revenues of $811.6 million
•Fourth quarter GAAP earnings per diluted share of $0.28 and non-GAAP earnings per diluted share of $0.41
•Annual GAAP earnings per diluted share of $0.83 and non-GAAP earnings per diluted share of $1.31
•Signed 142 deals over $300,000 and 26 deals over $1 million
•Deferred revenues of $250.8 million

REDWOOD CITY, Calif., January 24, 2013 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of data integration software, today announced financial results for the fourth quarter and year ended December 31, 2012.
"Our fourth quarter 2012 results demonstrate our progress to regain our operational discipline," said Sohaib Abbasi, chairman and chief executive officer, Informatica. "Our conviction in our long-term opportunity is firmer than ever for three reasons: first, our increasing addressable market; second, promising new opportunities driven by market and technology trends of big data and cloud computing; and third, our own measures to more effectively scale our business."
Financial Highlights for the Fourth Quarter and Year Ended December 31, 2012
Total revenues for the fourth quarter of 2012 were $234.7 million, compared to $227.1 million in the fourth quarter of 2011. License revenues were $104.0 million, compared to $112.1 million in the fourth quarter of 2011.
Income from operations for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $44.6 million, compared to $59.4 million in the fourth quarter of 2011.
GAAP net income for the fourth quarter of 2012 was $31.1 million, compared to $42.4 million in the fourth quarter of 2011, and GAAP net income per diluted share was $0.28, compared to $0.38 per diluted share in the fourth quarter of 2011.

Non-GAAP income from operations for the fourth quarter of 2012 was $64.7 million, compared to $74.5 million in the fourth quarter of 2011. Non-GAAP net income for the fourth quarter of 2012 was $45.2 million, compared to $53.2 million in the fourth quarter of 2011 and non-GAAP net income per diluted share was $0.41, compared to $0.47 per diluted share in the fourth quarter of 2011. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities acquisition-related adjustments, acquisition and other expenses and share-based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the year ended December 31, 2012, revenues were $811.6 million, up from the $783.8 million in 2011. License revenues for the year ended December 31, 2012 were $321.0 million, compared to $353.7 million in 2011. Income from operations for the year ended December 31, 2012, calculated in accordance with GAAP, was $136.0 million, compared to $164.7 million in 2011. GAAP net income for the year ended December 31, 2012 was $93.2 million, compared to $117.5 million in 2011 and GAAP net income per diluted share was $0.83, compared to $1.05 per diluted share in 2011. Non-GAAP income from operations for the year ended December 31, 2012 was $212.3 million, compared to $225.1 million in 2011. Non-GAAP net income for the year ended December 31, 2012 was $147.1 million, compared to $159.9 million in 2011 and non-GAAP net income per diluted share was $1.31, compared to $1.43 per diluted share.
For the year ended December 31, 2011, earnings per diluted share was calculated on an “if converted” basis, including the add-back of $0.8 million, of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.
Additional Highlights Achieved Since October 2012:

•
Informatica PowerCenter Big Data Edition wins industry accolade. Recognized in the 2012 Ventana Research Leadership and Technology Innovation Awards, Informatica won the top award in the Information Management category for the newly-released PowerCenter Big Data Edition.

•
Recognized as a Leader in Data Masking Technology. The 2012 Gartner Magic Quadrant for Data Masking Technology notes, "Leaders demonstrate balanced progress in execution and vision. Their actions raise the competitive bar for all vendors and solutions in the market, and they tend to set the pace for the industry."

•
Announced Informatica Cloud Winter 2013. Included in the release are new features that extend Informatica Cloud functionality, ease of use and performance and advances in cloud master data management (MDM) as well as expanded availability of cloud connectors.

•
Introduced Ultra Messaging Dynamic Routing Option. This new option extends Informatica Ultra Messaging products with automatic best-path selection and global guaranteed delivery across WAN and LAN environments to deliver higher availability and support "big data in motion" initiatives.

•
Informatica Marketplace reaches new growth milestones. Launched in 2010, the Informatica Marketplace has grown by 25,000 users to 125,000 active data integration users and developers, over the past year. Solution downloads are up 250 percent and site visits have increased 150 percent year over year.

•
Named Margaret Breya as executive vice president and chief marketing officer. Responsible for worldwide marketing, Breya brings more than 25 years of marketing leadership experience at enterprise software category leaders including SAP, Business Objects and BEA as well as IT industry leaders including HP and Sun Microsystems.

•
Concluded takeover offer for shares of Heiler Software AG. Informatica has secured 97.7 percent of all outstanding Heiler shares. The takeover offer is only the first step in the process to combine Heiler's business with Informatica's.

Informatica intends to take further integration steps under German laws, which may not be complete until mid-to-late 2013. Informatica intends to combine Heiler’s PIM solutions with its broader MDM business in order to offer customers better functionality and a more comprehensive range of services than many competing PIM-providers or MDM-providers can offer.

Conference Call and Webcast
Informatica will discuss its fourth quarter and full year 2012 results on a conference call today beginning at 2:00 p.m. PST. The live conference call can be accessed at http://www.informatica.com/investor or by dialing 866-799-9311, reservation number 69299164. A replay of the call will also be available by dialing 404-537-3406, reservation number 69299164.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica for maximizing return on data to drive their top business imperatives. Worldwide, over 5,000 enterprises depend on Informatica to fully leverage their information assets residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those relating to our long-term market opportunities and our future plans for Heiler Software AG. Such statements involve risks and uncertainties and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; sales execution; and uncertainty in the state of IT spending and the growth of the market for data integration solutions in general and, with respect to our plans for Heiler Software AG, risks related to the completion of further integration steps, product integration and the failure of the market to develop as expected. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of January 24, 2013 and Informatica undertakes no duty to update this information.

###

Note: Informatica, PowerCenter, PowerCenter Big Data Edition, Informatica Cloud and Ultra Messaging are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues:
License	$104,047	$112,084	$320,982	$353,664
Service	130,694	115,049	490,589	430,115
Total revenues	234,741	227,133	811,571	783,779
Cost of revenues:
License	1,280	1,342	4,490	5,011
Service	33,388	31,830	126,152	118,941
Amortization of acquired technology	5,816	5,169	21,980	19,503
Total cost of revenues	40,484	38,341	152,622	143,455
Gross profit	194,257	188,792	658,949	640,324
Operating expenses:
Research and development	38,046	34,435	143,607	132,528
Sales and marketing	92,067	77,111	305,682	278,073
General and administrative	17,247	16,866	63,616	57,373
Amortization of intangible assets	1,888	1,758	6,578	7,717
Facilities restructuring and facility lease termination costs (benefit), net	—	(1,798)	710	(1,094)
Acquisitions and other charges	408	1,034	2,797	1,029
Total operating expenses	149,656	129,406	522,990	475,626
Income from operations	44,601	59,386	135,959	164,698
Interest and other income, net	102	1,357	1,808	1,930
Income before income taxes	44,703	60,743	137,767	166,628
Income tax provision	13,637	18,357	44,585	49,133
Net income	$31,066	$42,386	$93,182	$117,495
Net income per share:
Basic	$0.29	$0.40	$0.86	$1.13
Diluted (1)	$0.28	$0.38	$0.83	$1.05
Shares used in per share calculation:
Basic	107,627	106,555	107,874	103,956
Diluted	110,802	112,166	112,089	112,540
____________________

(1)
Diluted EPS is calculated under the "if converted" method for the year ended December 31, 2011. This includes the add-back of $0.8 million of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$190,127	$316,835
Short-term investments	345,478	285,579
Accounts receivable, net of allowances of $5,460 and $4,001, respectively	171,893	176,066
Deferred tax assets	23,350	21,591
Prepaid expenses and other current assets	29,396	23,206
Total current assets	760,244	823,277
Property and equipment, net	145,474	16,025
Goodwill and intangible assets, net	577,381	497,058
Long-term deferred tax assets	24,087	23,037
Other assets	5,031	21,351
Total assets	$1,512,217	$1,380,748
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities	$128,742	$126,448
Income taxes payable	—	1,178
Accrued facilities restructuring charges	—	17,751
Deferred revenues	241,968	208,039
Total current liabilities	370,710	353,416
Accrued facilities restructuring charges, less current portion	—	5,543
Long-term deferred revenues	8,807	6,573
Long-term deferred tax liabilities	2,523	—
Long-term income taxes payable	21,195	16,709
Other liabilities	3,459	6,304
Total liabilities	406,694	388,545
Equity:
Total Informatica Corporation stockholders' equity	1,103,105	992,203
Noncontrolling interest	2,418	—
Total equity	1,105,523	992,203
Total liabilities and equity	$1,512,217	$1,380,748

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2012	2011
	(unaudited)
Operating activities:
Net income	$93,182	$117,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,284	6,274
Share-based compensation	42,803	33,263
Deferred income taxes	(4,651)	57
Tax benefits from share-based compensation	16,463	29,096
Excess tax benefits from share-based compensation	(17,021)	(29,952)
Amortization of intangible assets and acquired technology	28,558	27,220
Other operating activities, net	(854)	(3,000)
Changes in operating assets and liabilities:
Accounts receivable	8,723	(28,272)
Prepaid expenses and other assets	10,593	(20,218)
Accounts payable and accrued liabilities	(2,282)	9,215
Income taxes payable	1,553	12,860
Accrued facilities restructuring charges	(23,977)	(14,358)
Deferred revenues	35,127	34,795
Net cash provided by operating activities	200,501	174,475
Investing activities:
Purchases of property and equipment	(141,610)	(12,743)
Purchases of investments	(266,088)	(350,951)
Investment in equity interest, net	(257)	542
Maturities and sales of investments	208,399	326,966
Business acquisitions, net of cash acquired	(90,542)	(32,969)
Net cash used in investing activities	(290,098)	(69,155)
Financing activities:
Net proceeds from issuance of common stock	41,351	58,727
Repurchases and retirement of common stock	(80,983)	(74,492)
Redemption of convertible senior notes	—	(4)
Withholding taxes related to restricted stock units net share settlement	(6,686)	(6,218)
Payment of contingent consideration	(8,050)	(1,000)
Excess tax benefits from share-based compensation	17,021	29,952
Purchase of noncontrolling interest	(437)	—
Net cash provided by (used in) financing activities	(37,784)	6,965
Effect of foreign exchange rate changes on cash and cash equivalents	673	(4,349)
Net increase (decrease) in cash and cash equivalents	(126,708)	107,936
Cash and cash equivalents at beginning of the year	316,835	208,899
Cash and cash equivalents at end of the year	$190,127	$316,835

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Total revenues	$234,741	$227,133	$811,571	$783,779

Operating income:

GAAP operating income	$44,601	$59,386	$135,959	$164,698

Percentage of GAAP operating income to total revenues	19%	26%	17%	21%

Plus:
Amortization of acquired technology - Cost of revenues	5,816	5,169	21,980	19,503
Amortization of intangible assets - Operating expenses	1,888	1,758	6,578	7,717
Facilities restructuring and facility lease termination costs (benefit), net - Operating expenses	—	(1,798)	710	(1,094)
Building operating expense - Operating expenses (1)	731	—	1,502	—
Acquisitions and other charges - Operating expenses	408	1,034	2,797	1,029
Share-based compensation - Cost of revenues	1,178	940	4,349	3,539
Share-based compensation - Research and development	4,095	2,970	14,919	10,848
Share-based compensation - Sales and marketing	3,440	2,682	13,518	10,185
Share-based compensation - General and administrative	2,507	2,371	10,017	8,691
Non-GAAP operating income	$64,664	$74,512	$212,329	$225,116

Percentage of Non-GAAP operating income to total revenues	28%	33%	26%	29%

Net income:

GAAP net income	$31,066	$42,386	$93,182	$117,495

Plus:
Amortization of acquired technology - Cost of revenues	5,816	5,169	21,980	19,503
Amortization of intangible assets - Operating expenses	1,888	1,758	6,578	7,717
Facilities restructuring and facility lease termination costs (benefit), net - Operating expenses	—	(1,798)	710	(1,094)
Building operating expense - Operating expenses (1)	731	—	1,502	—
Acquisitions and other charges - Operating expenses	408	1,034	2,797	1,029
Share-based compensation - Cost of revenues	1,178	940	4,349	3,539
Share-based compensation - Research and development	4,095	2,970	14,919	10,848
Share-based compensation - Sales and marketing	3,440	2,682	13,518	10,185
Share-based compensation - General and administrative	2,507	2,371	10,017	8,691
Gain on sale of investment in equity interest	—	—	—	(706)
Income tax adjustments	(5,911)	(4,323)	(22,407)	(17,310)
Non-GAAP net income	$45,218	$53,189	$147,145	$159,897

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Diluted net income per share: (2)

Diluted GAAP net income per share	$0.28	$0.38	$0.83	$1.05
Plus:
Amortization of acquired technology	0.05	0.05	0.20	0.17
Amortization of intangible assets	0.02	0.01	0.06	0.07
Facilities restructuring and facility lease termination costs (benefit), net	—	(0.02)	0.01	(0.01)
Building operating expense (1)	0.01	—	0.01	—
Acquisitions and other charges	—	0.01	0.02	0.01
Share-based compensation	0.10	0.08	0.38	0.30
Gain on sale of investment in equity interest	—	—	—	(0.01)
Income tax adjustments	(0.05)	(0.04)	(0.20)	(0.15)
Diluted Non-GAAP net income per share	$0.41	$0.47	$1.31	$1.43

Shares used in computing diluted Non-GAAP net income per share	110,802	112,166	112,089	112,540
________________

(1)
Represents expense from operating future headquarters buildings purchased in February 2012 prior to expected occupancy by Informatica, which the Company previously reported in periods prior to the acquisition as a part of the “Facilities restructuring charges (benefit) - Operating expenses.”

(2)
Diluted EPS is calculated under the "if converted" method for the year ended December 31, 2011. This includes the add-back of $0.8 million of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.